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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1 of SRA International, Inc. of our report dated May 28, 2003, appearing in the Registration Statement on Form S-1 No. 333-105626 of SRA International, Inc. and of our report dated May 28, 2003, relating to the financial statement schedule appearing elsewhere in that Registration Statement, both of which are incorporated by reference in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

McLean, Virginia
June 18, 2003